Exhibit 5.2

CADWALADER	Cadwalader, Wickersham & Taft LLP
200 Liberty Street, New York, NY 10281
Tel +1 212 504 6000 Fax +1 212 504 6666
www.cadwalader.com

November 18, 2022

Wheeler Real Estate Investment Trust, Inc.

2529 Virginia Beach Boulevard

Virginia Beach, VA 23452

Ladies and Gentlemen:

We have acted as special counsel to Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-4 (Registration No. 333-268080) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and as subsequently amended (the “Registration Statement”), with respect to (i) the Company’s offer to exchange (the “Exchange Offer”) all of the outstanding shares of the Company’s Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) for 6.00% Subordinated Notes due 2027 (the “Exchange Notes”) of the Company and (ii) the related solicitation (the “Consent Solicitation”) by the Company of consents (the “Consents”) from the holders of the Series D Preferred Stock to proposed amendments (the “Proposed Amendments”) to certain provisions of the Company’s Charter (as defined below) that govern the contract rights of the Series D Preferred Stock.

In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of such certificates or corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the U.S. Securities and Exchange Commission (the “Commission”) through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, the accuracy of the matters set forth in the documents, agreements and instruments we reviewed, and that such documents, agreements and instruments evidence the entire understanding between the parties thereto and have not been amended, modified or supplemented in any manner material to the opinions expressed herein. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinion, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

In particular, we have examined, among other documents, the following:

1.	the Registration Statement;

2.	the form of Indenture between the Company and Computershare Trust Company, N.A., as Trustee, included as Exhibit 4.6 to the Registration Statement with respect to the Exchange Notes (the “Indenture”);

3.	the Form of Note, included as Exhibit 4.5 to the Registration Statement;

4.	Articles of Amendment and Restatement filed by the Company with the State Department of Assessments and Taxation of Maryland (“SDAT”) on August 5, 2016 (the “Articles of Incorporation”);

5.	Articles Supplementary filed by the Company with SDAT on September 16, 2016, as corrected by the Certificate of Correction filed with SDAT on May 3, 2018;

6.	Articles Supplementary filed by the Company with SDAT on November 15, 2016;

7.	Articles Supplementary filed by the Company with SDAT on November 21, 2016;

8.	Articles Supplementary filed by the Company with SDAT on December 1, 2016;

9.	A first Articles of Amendment to the Articles of Incorporation filed by the Company with SDAT on March 28, 2017;

10.	A second Articles of Amendment to the Articles of Incorporation filed by the Company with SDAT on March 28, 2017;

11.	Articles of amendment to the Articles of Incorporation filed by the Company on May 29, 2020;

12.	Articles Supplementary filed by the Company with SDAT on July 8, 2021;

13.	Articles of Amendment to the Articles of Incorporation filed by the Company on November 5, 2021;

14.	Articles of Amendment to the Articles of Incorporation filed by the Company on November 29, 2021;

15.	the bylaws of the Company; and

16.	resolutions of the board of directors of the Company relating to, among other things, the authorization of the Exchange Offer and Consent Solicitation and the issuance of the Exchange Notes.

We have also assumed (x) the legal capacity of all natural persons and (y) (except to the extent expressly opined on herein) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments constitute the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms. As used herein, “to our knowledge,” “known to us” or words of similar import mean the actual knowledge, without independent investigation, of any lawyer in our firm actively involved in representing the Company.

The opinions expressed herein are limited to the laws of the State of New York, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter is given only as of the date and time of effectiveness of the Registration Statement, and we undertake no responsibility to update or supplement this letter after such date and time.

Based upon and subject to the foregoing and the other assumptions and qualifications set forth herein, we are of the opinion that, assuming the due authorization, execution and delivery of the Indenture by the parties thereto and the authentication of the Exchange Notes in accordance with the terms of the Indenture, the Exchange Notes, when they have been paid for in accordance with the terms of the Indenture and issued and delivered by the Trustee in accordance with the terms of the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture.

The opinion with respect to the Exchange Notes constituting “valid and binding obligations of the Company, enforceable against the Company in accordance with their terms” is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights, to general equity principles and public policy considerations which may limit the right of parties to obtain certain remedies.

This opinion is being furnished in accordance with the provisions of Section 601(b)(5) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is require under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Cadwalader Wickersham & Taft LLP

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